                     FORM OF AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this __ day of _____, 1999, by and between STI Classic Funds, a Massachusetts business trust, with its principal place of business at 2 Oliver Street, Boston, MA 02109 (the "Trust"), with respect to its Capital Growth Fund, Small Cap Growth Stock Fund, Investment Grade Bond Fund, Short-Term Bond Fund, U.S. Government Securities Fund, Prime Quality Money Market Fund, U.S. Treasury Money Market Fund, Tax-Free Money Market Fund, Growth and Income Fund, Virginia Municipal Bond Fund, Virginia Intermediate Municipal Bond Fund, Maryland Municipal Bond Fund, Life Vision Maximum Growth Portfolio, Life Vision Growth and Income Portfolio and Life Vision Balanced Portfolio, each a separate investment portfolio of the Trust (each an "Acquiring Fund" and, together, the "Acquiring Funds"), and CrestFunds, Inc., a Maryland corporation, with its principal place of business 32 South Street, Baltimore, MD 21202 ("CrestFunds"), with respect to its Capital Appreciation Fund, Special Equity Fund, Intermediate Bond Fund, Limited Term Bond Fund, Government Bond Fund, Cash Reserve Fund, U.S. Treasury Money Fund, Tax Free Money Fund, Value Fund, Virginia Municipal Bond Fund, Virginia Intermediate Municipal Bond Fund, Maryland Municipal Bond Fund, Maximum Growth Portfolio, Growth and Income Portfolio and Balanced Portfolio, each a separate investment portfolio of CrestFunds (each a "Selling Fund" and, together the "Selling Funds" and, collectively with the Acquiring Funds, the "Funds").

     This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization will consist of (i) the transfer of all of the assets of each Selling Fund in exchange for, as applicable, Trust Shares, Investor Shares, Flex Shares of beneficial interest, no par value per share, of its respective Acquiring Fund ("Acquiring Fund Shares") as set forth on Schedule A attached hereto; (ii) the assumption by each Acquiring Fund of the identified liabilities of each Selling Fund; and (iii) the distribution, after the Closing Dates hereinafter referred to, of the Acquiring Fund Shares to the shareholders of each Selling Fund and the liquidation of each Selling Fund as provided herein, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

     WHEREAS, each Acquiring Fund and each Selling Fund is a separate investment series of the Trust and CrestFunds, respectively, and the Trust and CrestFunds are open-end, registered management investment companies and each Selling Fund owns securities that generally are assets of the character in which its respective Acquiring Fund is permitted to invest;

     WHEREAS, each Fund is authorized to issue its shares of beneficial interest or shares of common stock, as the case may be;

     WHEREAS, the Trustees of the Trust have determined that the Reorganization, with respect to each Acquiring Fund, is in the best interests of each Acquiring Fund's shareholders and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;

     WHEREAS, the Directors of CrestFunds have determined that the Reorganization, with respect to each Selling Fund, is in the best interests of the Selling Fund's shareholders and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization;

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows;

                                      ARTICLE I

          TRANSFER OF ASSETS OF THE SELLING FUNDS IN EXCHANGE FOR ACQUIRING
           FUND SHARES AND THE ASSUMPTION OF SELLING FUNDS' LIABILITIES AND
                           LIQUIDATION OF THE SELLING FUNDS

     1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, each Selling Fund agrees to transfer all of its assets, as set forth in paragraph 1.2, to its respective Acquiring Fund. In exchange, each Acquiring Fund agrees:
(i) to deliver to its respective Selling Funds the number of full and fractional shares of the Acquiring Fund Shares, determined by (a) multiplying the shares outstanding of each class of the Selling Fund by (b) the ratio computed by dividing (x) the net asset value per share of each such class of the Selling Fund by (y) the net asset value per share of the corresponding class of Acquiring Fund Shares computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume the identified liabilities of the Selling Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1.

     1.2 ASSETS TO BE ACQUIRED. The assets of each Selling Fund to be acquired by its respective Acquiring Fund shall consist of all property, including, without limitation, all cash, securities, commodities, interests in futures and dividends or interest receivables, owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on its Closing Date.

     Each Selling Fund has provided its respective Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Selling Fund's assets as of the date of such statements. Each Selling Fund hereby represents that as of the date of the execution of this Agreement, there have been no changes in its financial position as reflected in said financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities and the payment of normal operating expenses and the payment of dividends, capital gains distributions and redemption proceeds to shareholders.

      Each Selling Fund will, within a reasonable period of time prior to the Closing Date, furnish each Acquiring Fund with a list of the Selling Fund's portfolio securities and other investments. Each Acquiring Fund will, within a reasonable time prior to the Closing Dates, furnish its respective Selling Fund with a list of the securities, if any, on the Selling Fund's list referred to above that do not conform to the Acquiring Fund's investment objectives, policies, and restrictions. A Selling Fund, if requested by its Acquiring Funds, will dispose of securities on the Acquiring Fund's list prior to the Closing Date. In addition, if it is determined that the portfolios of a Selling Fund and its Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations imposed upon the Acquiring Fund with respect to such investments, the Selling Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Closing Date. Notwithstanding the foregoing, nothing herein will require a Selling Fund to dispose of any investments or securities if, in the reasonable judgment of the Selling Fund's directors or adviser, such disposition would adversely affect the tax-free nature of the Reorganization or would violate their fiduciary duties to the Selling Fund's shareholders.

     1.3 LIABILITIES TO BE ASSUMED. Each Selling Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. Each Acquiring Fund shall assume only those liabilities, expenses, costs, charges and reserves reflected on a Statement of Assets and Liabilities of its respective Selling Fund prepared on behalf of the Selling Fund, as of the Valuation Date (as defined in paragraph 2.1), in accordance with generally accepted accounting principles consistently applied from the prior audited period. Each Acquiring Fund shall assume only those liabilities of its respective Selling Fund reflected in its Statement of Assets and Liabilities and shall not assume any other liabilities, whether absolute or contingent, known or unknown, accrued or unaccrued, all of which shall remain the obligation of the Selling Fund.

     In addition, upon completion of the Reorganization, for purposes of calculating the maximum amount of sales charges (including asset based sales charges) permitted to be imposed by an Acquiring Fund under the National Association of Securities Dealers, Inc. ("NASD") Conduct Rule 2830 (the "Maximum Amount"), each Acquiring Fund will add to the Maximum Amount immediately prior to the Reorganization, the Maximum Amount of each Selling Fund immediately prior to the Reorganization, calculated in accordance with NASD Conduct Rule 2830.

     1.4 Prior to each Closing Date, the Trust and CrestFunds shall file appropriate Articles of Transfer pursuant to the laws of the State of Maryland, effective as of each respective Closing Date.

     1.5 LIQUIDATION AND DISTRIBUTION. On or as soon after its Closing Date as is conveniently practicable (the "Liquidation Date"): (a) each Selling Fund will distribute in complete liquidation of the Selling Fund, pro rata to its shareholders of record, determined as of the close of business on the Valuation Date (the "Selling Fund Shareholders"), all of the Acquiring Fund Shares received by the Selling Fund pursuant to paragraph 1.1; and (b) the Selling Fund will thereupon proceed to dissolve and terminate as set forth in paragraph 1.9 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Selling Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer. Each Selling Fund Shareholder shall have the right to receive any unpaid dividends or other distributions that were declared by the Selling Fund before the Effective Time with respect to Selling Fund shares that are held of record by a Selling Fund Shareholder at the Effective Time on the Closing Date.

     1.6 OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of each Acquiring Fund's transfer agent. Shares of each Acquiring Fund will be issued simultaneously to its corresponding Selling Fund, in an amount equal in value to the net asset value of each Selling Fund's shares, to be distributed to shareholders of each Selling Fund.

     1.7 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

     1.8 REPORTING RESPONSIBILITY. Any reporting responsibility of each Selling Fund is and shall remain the responsibility of the Selling Fund, up to and including the Closing Date, and such later date on which the Selling Fund is terminated.

     1.9 TERMINATION. Each Selling Fund shall be terminated promptly following its Closing Date and the making of all distributions pursuant to paragraph 1.5.

     1.10 Subject to the conditions set forth in this Agreement, the failure of one of the Selling Funds to consummate the transactions contemplated hereby shall not affect the consummation or validity of a Reorganization with respect to any other Selling Fund, and the provisions of this Agreement shall be construed to effect this intent, including, without limitation, as the context requires, construing the terms "Acquiring Fund" and "Selling Fund" as meaning only those series of the Trust and CrestFunds, respectively, which are involved in a Reorganization as of the Closing Dates.

                                     ARTICLE II

                                      VALUATION

     2.1 VALUATION OF ASSETS. The value of a Selling Fund's assets to be acquired by its respective Acquiring Fund hereunder shall be the value of such assets computed as of the close of normal trading on the New York Stock Exchange ("NYSE") on the business day immediately prior to each respective Closing Date (such time and date being hereinafter called a "Valuation Date"), using the valuation procedures set forth in the Trust's Declaration of Trust and each Acquiring Fund's then current prospectuses and statements of additional information or such other valuation procedures as shall be mutually agreed upon by the parties. Each Acquiring Fund and Selling Fund agrees, however, to use all commercially reasonable efforts to resolve any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of a Selling Fund and those determined in accordance with the pricing policies and procedures of its respective Acquiring Fund.

     2.2 VALUATION OF SHARES. The net asset value per share of Acquiring Fund Shares shall be the net asset value per share computed as of the close of normal trading on the NYSE on the Valuation Date, using the valuation procedures set forth in the Trust's Declaration of Trust and each Acquiring Fund's then current prospectuses and statements of additional information.

     2.3 SHARES TO BE ISSUED. The number of each Acquiring Fund's shares of each class to be issued (including fractional shares, if any) in exchange for its respective Selling Fund's assets, shall be determined by (a) multiplying the shares outstanding of each class of the Selling Fund by (b) the ratio computed by (x) dividing the net asset value per share of the Selling Fund of each of its classes by (y) the net asset value per share of the corresponding classes of the Acquiring Fund determined in accordance with paragraph 2.2 [(a) x (b), where
(b)=(x)DIVIDED BY(y)]. Holders of Trust Class Shares, Investor Class A Shares, and Investor Class B Shares of the Selling Fund will receive Trust Shares, Investor Shares and Flex Shares, respectively, of the Acquiring Fund; provided however, that holders of Investor Class B Shares of the Cash Reserve Fund will receive Investor Shares of the STI Classic Prime Quality Money Market Fund and holders of Investor Class A Shares of the CrestFunds Special Equity Fund will receive Trust Shares of the STI Classic Small Cap Growth Stock Fund.

     2.4 DETERMINATION OF VALUE. All computations of value shall be made by SunTrust Bank, Atlanta in accordance with its regular practice in pricing the shares and assets of each Acquiring Fund.

     2.5 MONEY MARKET FUND VALUE. It is understood and agreed that the value of the assets of the Cash Reserve Fund and the value of shares of the corresponding Acquiring Fund, the Prime Quality Money Market Fund, for purposes of sales and redemptions shall be based on the amortized cost valuation procedures that have been adopted by the Board of Directors of CrestFunds and the Board of Trustees of the Trust, respectively; PROVIDED that if the difference between the per share net asset values of Cash Reserve Fund and the Prime Quality Money Market Fund equals or exceeds $.0025, as next regularly computed immediately prior to the Valuation Date by using such market values in accordance with the policies and procedures established by the Trust (or as otherwise mutually determined by the Board of Directors of CrestFunds and the Board of Trustees of the Trust, either the Board of Directors of CrestFunds or the Board of Trustees of the Trust shall have the right to postpone the Valuation Date and the Closing Date of the Reorganization with respect to such Cash Reserve Fund until such time as the per share difference is less than $.0025.

                                     ARTICLE III

                              CLOSING AND CLOSING DATES

     3.1 CLOSING DATES. The closing (the "Closing") shall occur in two steps. There will be a separate closing on or about May 15, 1999 for the CrestFunds' Capital Appreciation Fund, Special Equity Fund, Intermediate Bond Fund, Limited Term Bond Fund, Government Bond Fund, Cash Reserve Fund and a separate closing on May 22, 1999 for the CrestFunds' U.S. Treasury Money Fund, Tax Free Money Fund, Value Fund, Virginia Municipal Bond Fund, Virginia Intermediate Municipal Bond Fund, Maryland Municipal Bond Fund, Maximum Growth Portfolio, Growth and Income Portfolio and Balanced Portfolio, or such other date(s) as the parties may agree to in writing (the "Closing Dates"). All acts taking place at the Closing shall be deemed to take place immediately prior to the Closing Dates unless otherwise provided. The Closing shall be held as of 9:00 a.m. (the "Effective Time") at the offices of the SEI Investments, One Freedom Valley Drive, Oaks, PA 19456, or at such other time and/or place as the parties may agree.

     3.2 CUSTODIAN'S CERTIFICATE. Crestar Bank, as custodian for each Selling Fund (the "Custodian"), shall deliver at the Closing a certificate of an authorized officer stating that: (a) each Selling Fund's portfolio securities, cash, and any other assets shall have been delivered in proper form to its respective Acquiring Fund on the Closing Dates; and (b) all necessary taxes including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Selling Fund.

     3.3 EFFECT OF SUSPENSION IN TRADING. In the event that on the Valuation Date, either: (a) the NYSE or another primary exchange on which the portfolio securities of an Acquiring Fund or a Selling Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of an Acquiring Fund or a Selling Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

     3.4 TRANSFER AGENT'S CERTIFICATE. Crestar Bank, as transfer agent for each Selling Fund as of the Closing Dates, shall deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Selling Fund Shareholders, and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. Each Acquiring Fund shall issue and deliver or cause Federated Services Company, its transfer agent, to issue and deliver a confirmation evidencing Acquiring Fund Shares to be credited on the Closing Dates to the Secretary of CrestFunds or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

     4.1 REPRESENTATIONS OF THE SELLING FUNDS. Each Selling Fund represents and warrants to its respective Acquiring Fund as follows:

            (a) The Selling Fund is a separate investment series of a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland.

            (b) The Selling Fund is a separate investment series of a Maryland corporation that is registered as an open-end management investment company, and its registration with the Securities and Exchange Commission (the "Commission") as an investment company under the Investment Company Act of 1940 (the "1940 Act"), is in full force and effect.

            (c) The current prospectuses and statements of additional information of the Selling Fund conform in all material respects to the applicable requirements of the Securities Act of 1933 (the "1933 Act") and the 1940 Act, and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) The Selling Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result in the violation of any provision of CrestFunds' Articles of Incorporation or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound.

            (e) The Selling Fund has no material contracts or other commitments (other than this Agreement) that will be terminated with liability to it prior to the Closing Date, except for liabilities, if any, to be discharged or reflected in the Statement of Assets and Liabilities as provided in paragraph 1.3 hereof.

            (f) Except as otherwise disclosed in writing to and accepted by the Acquiring Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. The Selling Fund knows of no facts that might form the basis for the institution of such proceedings and are not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the Selling Fund's business or its ability to consummate the transactions contemplated herein.

            (g) The financial statements of the Selling Fund are in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Acquiring Funds) fairly reflect the financial condition of the Selling Fund as of November 30, 1998, and there are no known contingent liabilities of the Selling Fund as of that date not disclosed in such statements.

            (h) Since November 30, 1998 there have been no material adverse changes in the Selling Fund's financial condition, assets, liabilities for business (other than changes occurring in the ordinary course of business), or any incurrence by the Selling Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this subparagraph (h), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change.

            (i) At the Closing Date, all federal and other tax returns and reports of the Selling Fund required by law to be filed by such date, shall have been filed, and all federal and other taxes shown due on such returns and reports shall have been paid, or provision shall have been made for the payment thereof. To the best of the Selling Fund's knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

            (j) All issued and outstanding shares of the Selling Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund. All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the Selling Fund's transfer agent as provided in paragraph 3.4. The Selling Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any of the Selling Fund shares, and has no outstanding securities convertible into any of the Selling Fund shares.

            (k) At the Closing Date, the Selling Fund will have good and marketable title to the Selling Fund's assets to be transferred to the Acquiring Fund pursuant to paragraph 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets hereunder, and, upon delivery and payment for such assets, and the filing of Articles of Transfer pursuant to the laws of the State of Maryland, the Acquiring Fund will acquire good and marketable title, subject to no restrictions on the full transfer of such assets, including such restrictions as might arise under the 1933 Act, other than as disclosed to and accepted by the Acquiring Fund.

            (l) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Selling Fund. Subject to approval by the Selling Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

            (m) The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

            (n) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Selling Fund with respect to the Selling Fund for use in the Prospectus/Proxy Statement (as defined in paragraph 5.7), the Registration Statement or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

            (o) The Selling Fund has elected to qualify and has qualified as a "regulated investment company" under the Code, as of and since its first taxable year; has been a "regulated investment company" under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a "regulated investment company" under the Code for its taxable year ending upon its liquidation.

            (p) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act"), the 1940 Act or Maryland law for the execution of this Agreement by CrestFunds, for itself and on behalf of each Selling Fund, except for the effectiveness of the Registration Statement, the necessary exemptive relief requested from the Commission or its staff with respect to Sections 17(a) and 17(b) of the 1940 Act, and the filing of Articles of Transfer pursuant to Maryland law, and except for such other consents, approvals, authorizations and filings as have been made or received, and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Selling Fund as described in paragraph 5.2.

     4.2 REPRESENTATIONS OF THE ACQUIRING FUNDS. Each Acquiring Fund represents and warrants to its respective Selling Fund as follows:

            (a) The Acquiring Fund is a separate investment series of a Massachusetts business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

            (b) The Acquiring Fund is a separate investment series of a Massachusetts business trust that is registered as open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

            (c) The current prospectuses and statements of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make such statements therein, in light of the circumstances under which they were made, not misleading.

            (d) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of the Trust's Declaration of Trust or By-Laws or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

            (e) Except as otherwise disclosed in writing to the Selling Fund and accepted by the Selling Fund, no litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending, or to its knowledge, threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition and the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

            (f) The financial statements of the Acquiring Fund are in accordance with generally accepted accounting principles, and such statements (copies of which have been furnished to the Selling Funds) fairly reflect the financial condition of the Acquiring Fund as of November 30, 1998, and there are no known contingent liabilities of the Acquiring Fund as of such date which are not disclosed in such statements.

            (g) Since November 30, 1998 there have been no material adverse changes in the Acquiring Fund's financial condition, assets, liabilities, or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Selling Fund. For the purposes of this subparagraph (g), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change.

            (h) At the Closing Date, all federal and other tax returns and reports of the Acquiring Funds required by law to be filed by such date shall have been filed. All federal and other taxes shown due on such returns and reports shall have been paid or provision shall have been made for their payment. To the best of the Acquiring Funds' knowledge, no such return is currently under audit, and no assessment has been asserted with respect to such returns.

            (i) All issued and outstanding Acquiring Fund Shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any Acquiring Funds Share, and there are no outstanding securities convertible into any Acquiring Fund Shares.

            (j) The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights and to general equity principles.

            (k) Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, such shares will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable.

            (l) The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

            (m) From the effective date of the Registration Statement (as defined in paragraph 5.7), through the time of the meeting of the Selling Fund shareholders and on the Closing Dates, any written information furnished by the Trust with respect to an Acquiring Fund for use in the Prospectus/Proxy Statement (as defined paragraph 5.7), the Registration Statement or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

            (n) The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

            (o) No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Massachusetts law for the execution of this Agreement by the Trust, for itself and on behalf of the Acquiring Fund, or the performance of the Agreement by the Trust, for itself and on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement, the necessary exemptive relief requested from the Commission or its staff with respect to Sections 17(a) and 17(b) of the 1940 Act, and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

            (p) The Acquiring Fund intends to qualify as a "regulated investment company" under the Code, and with respect to each Acquiring Fund that has conducted material investment operations prior to the Closing Date, the Acquiring Fund has elected to qualify and has qualified as a "regulated investment company" under the Code as of and since its first taxable year; has been a "regulated investment company" under the Code at all times since the end of its first taxable year when it so qualified; and qualifies and shall continue to qualify as a "regulated investment company" under the Code for its current taxable year.

                                      ARTICLE V

                COVENANTS OF EACH ACQUIRING FUND AND EACH SELLING FUND

     5.1 OPERATION IN ORDINARY COURSE. Subject to paragraph 8.5 each Acquiring Fund and Selling Fund will operate its respective business in the ordinary course between the date of this Agreement and the respective Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions and shareholder redemptions.

     5.2 APPROVAL OF SHAREHOLDERS. CrestFunds will call a meeting of Selling Fund Shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

     5.3 INVESTMENT REPRESENTATION. Each Selling Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

     5.4 ADDITIONAL INFORMATION. Each Selling Fund will assist its respective Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund's shares.

     5.5 FURTHER ACTION. Subject to the provisions of this Agreement, each Acquiring Fund and its respective Selling Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the applicable Closing Date.

     5.6 STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty days after the applicable Closing Date, each Selling Fund shall furnish its respective Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Selling Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code, and which will be reviewed by Deloitte & Touche LLP and certified by CrestFunds' Treasurer.

     5.7 PREPARATION OF FORM N-14 REGISTRATION STATEMENT. The Trust will prepare and file with the Commission a registration statement on Form N-14 under the 1933 Act (the "Registration Statement"), relating to the Acquiring Fund Shares, which, without limitation, shall include a proxy statement of each Selling Fund and the prospectus of each Acquiring Fund relating to the transaction contemplated by this Agreement (the "Prospectus/Proxy Statement"). The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act and the 1940 Act. Each Selling Fund will provide its respective Acquiring Funds with the materials and information necessary to prepare the Prospectus/Proxy Statement for inclusion in the Registration Statement, in connection with the meeting of the Selling Funds Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

     5.8 INDEMNIFICATION OF DIRECTORS. The Trust will assume all liabilities and obligations of CrestFunds relating to any obligation of CrestFunds to indemnify its current and former Directors and officers, acting in their capacities as such, to the fullest extent permitted by law and the CrestFunds' Articles of Incorporation, as in effect as of the date of this Agreement. Without limiting the foregoing, the Trust agrees that all rights to indemnification and all limitations of liability existing in favor of the current and former Directors and officers, acting in their capacities as such, under the CrestFunds' Articles of Incorporation as in effect as of the date of this Agreement shall survive the Reorganization and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Trust, its successors or assigns.

                                      ARTICLE VI

               CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH SELLING FUND

     The obligations of each Selling Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by its respective Acquiring Fund of all the obligations to be performed by it pursuant to this Agreement on or before the applicable Closing Date, and, in addition subject to the following conditions:

     6.1    All representations, covenants, and warranties of the Acquiring
Fund contained in this Agreement shall be true and correct as of the date hereof and as of its respective Closing Date, with the same force and effect as if made on and as of that Closing Date. Each Acquiring Fund shall have delivered to its respective Selling Fund a certificate executed in the Acquiring Fund's name by the Trust's President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the applicable Closing Date, to such effect and as to such other matters as the Selling Fund shall reasonably request.

     6.2 Each Selling Funds shall have received on the applicable Closing Date an opinion from Morgan, Lewis & Bockius LLP, counsel to the Trust, dated as of the Closing Date, in a form reasonably satisfactory to the Selling Fund, covering the following points:

            (a) Each Acquiring Fund is a separate investment series of a Massachusetts business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry on its business as presently conducted.

            (b) Each Acquiring Fund is a separate investment series of a Massachusetts business trust registered as an investment company under the 1940 Act, and, to such counsel's knowledge, such registration with the Commission is in full force and effect.

            (c) This Agreement has been duly authorized, executed, and delivered by the Trust on behalf of each Acquiring Fund and, assuming due authorization, execution and delivery of this Agreement by the Selling Funds, is a valid and binding obligation of the Acquiring Funds enforceable against each Acquiring Funds in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and to general equity principles.

            (d) Assuming that a consideration of not less than the net asset value of Acquiring Fund Shares has been paid, Acquiring Fund Shares to be issued and delivered to each Selling Fund on behalf of the Selling Fund Shareholders, as provided by this Agreement, are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non- assessable, and no shareholder of an Acquiring Fund has any preemptive rights with respect to Acquiring Fund Shares.

            (e) The Registration Statement, has been declared effective by the Commission and to such counsel's knowledge, no stop order under the 1933 Act pertaining thereto has been issued, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the Commonwealth of Massachusetts is required for consummation by the Acquiring Funds of the transactions contemplated herein, except as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and as may be required under state securities laws.

            (f) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Trust's Declaration of Trust or By-Laws or any provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which an Acquiring Fund is a party or by which an Acquiring Fund or any of its properties may be bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment, or decree to which an Acquiring Fund is a party or by which it is bound.

            (g) The descriptions in the Prospectus and Proxy Statement of statutes, legal and governmental proceedings and material contracts, if any (only insofar as they relate to an Acquiring Fund), are accurate and fairly present the information required to be shown.

            (h) Such counsel does not know of any legal or governmental proceedings (only insofar as they relate to an Acquiring Fund) existing on or before the effective date of the Registration Statement or the Closing Dates which are required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which are not described or filed as required.

            (i) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to an Acquiring Fund or any of its properties or assets. The Acquiring Funds are not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects the Acquiring Funds' business, other than as previously disclosed in the Registration Statement.

     Such counsel shall also state that they have participated in conferences with officers and other representatives of each Acquiring Fund at which the contents of the Prospectus and Proxy Statement and related matters were discussed. Although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and Proxy Statement (except to the extent indicated in their opinion in paragraph (g), above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of the Trust's officers and other representatives of each Acquiring Fund), no facts have come to their attention that lead them to believe that the Prospectus and Proxy Statement as of its date, as of the date of each Selling Fund Shareholders' meeting, and as of the applicable Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated regarding an Acquiring Fund or necessary, in the light of the circumstances under which they were made, to make the such statements regarding an Acquiring Fund not misleading. Such opinion may state that such counsel does not express any opinion or belief as to the financial statements or any financial or statistical data, or as to the information relating to each Selling Fund, contained in the Prospectus and Proxy Statement or the Registration Statement, and that such opinion is solely for the benefit of CrestFunds and each Selling Fund. Such opinion shall contain such other assumptions and limitations as shall be in the opinion of Morgan, Lewis & Bockius LLP appropriate to render the opinions expressed therein.

     In this paragraph 6.2, references to the Prospectus and Proxy Statement include and relate to only the text of such Prospectus and Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.

     6.3 As of the Closing Date with respect to the Reorganization of each Selling Fund, there shall have been no material change in the investment objective, policies and restrictions nor any material change in the investment management fees, fee levels payable pursuant to the 12b-1 plan of distribution, other fees payable for services provided to each Acquiring Fund, fee waiver or expense reimbursement undertakings, or sales loads of the Acquiring Funds from those fee amounts, undertakings and sales load amounts of the Acquiring Fund described in the Prospectus/Proxy Statement.

     6.4 For the period beginning at the applicable Closing Date and ending not less than six years thereafter, the Trust, its successor or assigns shall provide, or cause to be provided, liability coverage at least as comparable to the liability coverage currently applicable to both former and current Directors and officers of CrestFunds, covering the actions of such Directors and officers of CrestFunds for the period they served as such.

                                     ARTICLE VII

              CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND

     The obligations of each Acquiring Fund to consummate the transactions provided for herein shall be subject, at their election, to the performance by the Selling Fund of all the obligations to be performed by the Selling Funds pursuant to this Agreement, on or before the applicable Closing Date and, in addition, shall be subject to the following conditions:

     7.1 All representations, covenants, and warranties of a Selling Fund contained in this Agreement shall be true and correct as of the date hereof and as of the applicable Closing Date, with the same force and effect as if made on and as of the Closing Date. Each Selling Fund shall have delivered to its respective Acquiring Funds on the Closing Date a certificate executed in the Selling Fund's name by CrestFunds' President or Vice President and the Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Dates, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

     7.2 Each Selling Fund shall have delivered to its respective Acquiring Fund a statement of the Selling Fund's assets and liabilities, together with a list of the selling Fund's portfolio securities showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Dates, certified by the Treasurer of CrestFunds.

     7.3 Each Acquiring Fund shall have received on the applicable Closing Date an opinion of Hunton & Williams, counsel to each Selling Fund, dated as of the Closing Date in a form satisfactory to the Acquiring Fund covering the following points:

            (a) The Selling Fund is a separate investment series of a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and each has the power to own all of its properties and assets and to carry on its business as presently conducted.

            (b) The Selling Fund is a separate investment series of a Maryland corporation registered as an investment company under the 1940 Act, and, to such counsel's knowledge, such registration with the Commission is in full force and effect.

            (c) This Agreement has been duly authorized, executed and delivered by CrestFunds on behalf of each Selling Fund and, assuming due authorization, execution and delivery of this Agreement by the Trust on behalf of each Acquiring Fund is a valid and binding obligation of the Selling Fund enforceable against the Selling Fund in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

            (d) To the knowledge of such counsel, except for the filing of Articles of Transfer pursuant to Maryland law, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Maryland is required for consummation by a Selling Fund of the transactions contemplated herein, except as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and as may be required under state securities laws.

            (e) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a violation of CrestFunds' Articles of Incorporation or By-laws, or any provision of any material agreement, indenture, instrument, contract, lease or other undertaking (in each case known to such counsel) to which a Selling Fund is a party or by which it or any of its properties may be bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty, under any agreement, judgment, or decree to which the Selling Fund is a party or by which it is bound.

            (f) The descriptions in the Prospectus and Proxy Statement of statutes, legal and government proceedings and material contracts, if any (only insofar as they relate to a Selling Fund), are accurate and fairly present the information required to be shown.

            (g) Such counsel does not know of any legal or governmental proceedings (insofar as they relate to a Selling Fund) existing on or before the date of mailing of the Prospectus and Proxy Statement and the applicable Closing Date, which are required to be described in the Prospectus and Proxy Statement or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

            (h) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to a Selling Fund or any of its respective properties or assets. To the knowledge of such counsel, no Selling Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects the Selling Fund's business other than as previously disclosed in the Prospectus and Proxy Statement.

            (i) Assuming that a consideration of not less than the net asset value of Selling Fund Shares has been paid, and assuming that such shares were issued in accordance with the terms of each Selling Fund's registration statement, or any amendment thereto, in effect at the time of such issuance, all issued and outstanding shares of the Selling Fund are legally issued and fully paid and non-assessable.

     Such counsel shall also state that they have participated in conferences with officers and other representatives of each Selling Fund at which the contents of the Prospectus/Proxy Statement and related matters were discussed. Although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus/Proxy Statement (except to the extent indicated in their opinion at paragraph (f), above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of CrestFunds' officers and other representatives of each Selling Fund), no facts have come to their attention that lead them to believe that the Prospectus/Proxy Statement as of its date, as of the date of each Selling Fund Shareholders' meeting, and as of the applicable Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein regarding a Selling Fund or necessary, in the light of the circumstances under which they were made, to make the statements therein regarding the Selling Fund not misleading. Such opinion may state that such counsel do not express any opinion or belief as to the financial statements or any financial or statistical data, or as to the information relating to each Acquiring Fund contained in the Prospectus/Proxy Statement or Registration Statement, and that such opinion is solely for the benefit of the Trust and each Acquiring Fund. Such opinion shall contain such other assumptions and limitations as shall be in the opinion of Hunton & Williams appropriate to render the opinions expressed therein, and shall indicate, with respect to matters of Maryland law, that such opinions are based either upon the review of published statutes, cases and rules and regulations of the State of Maryland or upon an opinion of Maryland counsel.

     In this paragraph 7.3, references to the Prospectus and Proxy Statement include and relate to only the text of such Prospectus and Proxy Statement and not to any exhibits or attachments thereto or to any documents incorporated by reference therein.

                                     ARTICLE VIII

                FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
                          ACQUIRING FUND AND SELLING FUND

     If any of the conditions set forth below do not exist on or before the applicable Closing Date with respect to each Selling Fund or its respective Acquiring Fund, the other party to this Agreement shall, at its: option, not be required to consummate the transactions contemplated by this Agreement:

     8.1 This Agreement and the transactions contemplated herein, with respect to each Selling Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the respective Selling Fund in accordance with Maryland law and the provisions of CrestFunds' Articles of Incorporation and By-Laws. Certified copies of the resolutions evidencing such approval shall have been delivered to the respective Acquiring Fund. Notwithstanding anything herein to the contrary, neither an Acquiring Fund nor a Selling Fund may waive the conditions set forth in this paragraph 8.1.

     8.2 On each Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

     8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of State Blue Sky securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of an Acquiring Fund or a Selling Fund, provided that either party hereto may waive any such conditions for itself.

     8.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     8.5 Each Selling Fund shall have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of the Selling Fund's net investment company taxable income for all taxable periods ending on or prior to the applicable Closing Dates (computed without regard to any deduction for dividends paid) and all of its net capital gains realized in all taxable periods ending on or prior to the Closing Dates (after reduction for any capital loss carry forward).

     8.6 The parties shall have received a favorable opinion of Hunton & Williams addressed to each Acquiring Fund and Selling Fund substantially to the effect that for federal income tax purposes with respect to each Selling Fund:

            (a) The transfer of all of the Selling Fund's assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund (followed by the distribution of Acquiring Fund Shares to the Selling Fund shareholders in dissolution and liquidation of the Selling Fund) will constitute a "reorganization" within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Selling Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

            (b) No gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Selling Fund solely in exchange for Acquiring Funds Share and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund.

            (c) No gain or loss will be recognized by the Selling Fund upon the transfer of the Selling Fund's assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the identified liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to Selling Fund Shareholders in exchange for such shareholders' shares of the Selling Fund.

            (d) No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares for Acquiring Fund Shares in the Reorganization.

            (e) The aggregate tax basis for Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares exchanged therefor by such shareholder. The holding period of Acquiring Funds Share to be received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefore were held by such shareholder, provided the Selling Fund shares are held as capital assets at the time of the Reorganization.

            (f) The tax basis of the Selling Fund's assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Reorganization. The holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund.

     Such opinion shall be based on customary assumptions and such representations as Hunton & Williams may reasonably request, and each Selling Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither an Acquiring Fund nor a Selling Fund may waive the conditions set forth in this paragraph 8.6.

                                      ARTICLE IX

                                       EXPENSES

     9.1 Except as otherwise provided for herein, all expenses solely and directly related to the transactions contemplated by this Agreement incurred by each class of shareholders of a Selling Fund will be borne by each Selling Fund, except as shall be determined by the Board of Directors of CrestFunds. Such expenses include, without limitation, (a) expenses associated with the preparation and filing of the Registration Statement/Proxy Statement on Form N-14 under the 1933

Act covering Acquiring Fund Shares to be issued pursuant to the provisions of this Agreement; (b) postage; (c) printing; (d) accounting fees, (e) legal fees incurred by each Selling Funds; and (f) solicitation costs of the transaction. Notwithstanding the foregoing, each Acquiring Fund shall pay (a) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement (b) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify Acquiring Fund Shares to be issued in connection herewith in each state in which the Selling Fund Shareholders are resident as of the date of the mailing of the Prospectus and Proxy Statement to such shareholders; and (c) their own federal and state registration fees.

                                      ARTICLE X

                       ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

     10.1 The Trust on behalf of each Acquiring Fund and CrestFunds on behalf of each Selling Fund agrees that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.

     10.2 Except as specified in the next sentence set forth in this section 10.2, the representation, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after each Closing Date, and the obligations of each of the Acquiring Funds in sections 5.9 and 6.4, shall continue in effect beyond the consummation of the transactions contemplated hereunder.

                                      ARTICLE XI

                                     TERMINATION

     11.1 This Agreement may be terminated by the mutual agreement of the Trust and CrestFunds. In addition, either the Trust or CrestFunds may at their option terminate this Agreement at or prior to either Closing Date due to:

            (a) a breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to each Closing Date, if not cured within 30 days;

            (b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

            (c) a determination by the party's board of Directors or Board of Trustees, as appropriate, determine that the consummation of the transactions contemplated herein is not in the best interest of CrestFunds or the Trust, respectively, and give notice to the other party hereto.

     11.2 In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of either an Acquiring Fund, a Selling Fund, the Trust, CrestFunds, the respective Trustees, Directors or officers, to the other party or its Trustees, Directors or officers, but each shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement as provided in paragraph 9.1.

                                     ARTICLE XII

                                      AMENDMENTS

     12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each Selling Funds and the Acquiring Fund; provided, however, that following the meeting of the Selling Fund Shareholders called by a Selling Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

                                     ARTICLE XIII

                  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
                               LIMITATION OF LIABILITY

     13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     13.3 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof; provided, however, that the due authorization, execution and delivery of this Agreement, in the case of each Selling Fund, shall be governed and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

     13.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     13.5 It is expressly agreed that the obligations of each Acquiring Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall bind only the trust property of the Acquiring Fund, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust on behalf of each Acquiring Fund and signed by authorized officers of the Trust, acting as such. Such authorization by such Trustees nor such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Acquiring Fund as provided in the Trust's Declaration of Trust.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                   STI CLASSIC FUNDS


                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:


                                   CRESTFUNDS, INC.


                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

                                                                      SCHEDULE A

                            SUMMARY OF THE REORGANIZATION

            (shareholders of each Selling Fund will receive shares of the class of the Acquiring Fund opposite their current class)

                             CRESTFUNDS/STI CLASSIC FUNDS

--------------------------------------------------------------------------------
 EXISTING CRESTFUNDS                     EXISTING STI CLASSIC FUNDS
 (SELLING FUND)                          (ACQUIRING FUND)
--------------------------------------------------------------------------------
 Cash Reserve Fund                       Prime Quality Money Market Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Investor Shares
 - Investor Class B                      - Investor Shares
--------------------------------------------------------------------------------
 Limited Term Bond Fund                  Short-Term Bond Fund
 - Trust Class                           - Trust Shares
--------------------------------------------------------------------------------
 Intermediate Bond Fund                  Investment Grade Bond Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Investor Shares
--------------------------------------------------------------------------------
 Government Bond Fund                    U.S. Government Securities Fund
 - Trust Class                           - Trust Shares
 - Investor Class B                      - Flex Shares
--------------------------------------------------------------------------------
 Capital Appreciation Fund               Capital Growth Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Investor Shares
 - Investor Class B                      - Flex Shares
--------------------------------------------------------------------------------
 Special Equity Fund                     Small Cap Growth Stock Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Trust Shares
 - Investor Class B                      - Flex Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 EXISTING CRESTFUNDS                     NEW (SHELL) STI CLASSIC FUNDS*
 (SELLING FUND)                          (ACQUIRING FUND)
--------------------------------------------------------------------------------
 U.S. Treasury Money Fund                U.S. Treasury Money Market Fund
 - Trust Class                           - Trust Shares
--------------------------------------------------------------------------------
 Tax Free Money Fund                     Tax-Free Money Market Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Investor Shares
--------------------------------------------------------------------------------

                                                                      SCHEDULE A

--------------------------------------------------------------------------------
 EXISTING CRESTFUND                      NEW (SHELL) STI CLASSIC FUND*
 (SELLING FUND)                          (ACQUIRING FUND)
--------------------------------------------------------------------------------
 Value Fund                              Growth and Income Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Investor Shares
 - Investor Class B                      - Flex Shares
--------------------------------------------------------------------------------
 Virginia Municipal Bond Fund            Virginia Municipal Bond Fund
 - Trust Class                           - Trust Shares
 - Investor Class B                      - Flex Shares
--------------------------------------------------------------------------------
 Virginia Intermediate Municipal Bond    Virginia Intermediate Municipal Bond
 Fund                                    Fund
 - Trust Class                           - Trust Shares
 - Investor Class A                      - Investor Shares
--------------------------------------------------------------------------------
 Maryland Municipal Bond Fund            Maryland Municipal Bond Fund
 - Trust Class                           - Trust Shares
 - Investor Class B                      - Flex Shares
--------------------------------------------------------------------------------
 Maximum Growth Portfolio                Life Vision Maximum Growth Portfolio
 - Trust Class                           - Trust Shares
--------------------------------------------------------------------------------
 Growth and Income Portfolio             Life Vision Growth and Income
 - Trust Class                           Portfolio
                                         - Trust Shares
--------------------------------------------------------------------------------
 Balanced Portfolio                      Life Vision Balanced Portfolio
 - Trust Class                           - Trust Shares
--------------------------------------------------------------------------------



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